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                                 Exhibit 10.10

                             AMENDMENT 99-1 TO THE
                     PACIFIC CENTURY FINANCIAL CORPORATION
                           STOCK OPTION PLAN OF 1994
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          In accordance with Article 13 of the Pacific Century Financial
Corporation Stock Option Plan of 1994 (hereinafter "Plan"), and conditioned on the approval of shareholders no later than one year after the date of adoption by the Board of Directors of Pacific Century Financial Corporation, the Plan is hereby amended by this Amendment No.99-1, effective as of the date of adoption by the Board of Directors, as follows:

1.        1.   The first sentence of Section 4.1 of the Plan shall be amended to increase the total number of Shares reserved and available for grant under the Plan by revising such sentence to read in its entirety as follows:

          4.1  Number of Shares.  Subject to adjustment as provided in Section
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4.3 herein, the total number of Shares available for grant under the Plan shall be 9,650,000.